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EXHIBIT 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 of RSP Permian, Inc. and the related prospectus that is a part thereof, including under the heading "Experts." We hereby further consent to the use in such Registration Statement and related prospectus of information contained in (i) our report, dated September 23, 2013, relating to the estimates of the oil and gas reserves, future production and income attributable to certain leasehold and royalty interests of RSP Permian, L.L.C., (ii) our report, dated September 23, 2013, relating to the estimates of the oil and gas reserves, future production and income attributable to certain leasehold and royalty interests of Rising Star Energy Development Co., L.L.C., (iii) our report, dated September 23, 2013, relating to the estimates of the oil and gas reserves, future production and income attributable to certain leasehold and royalty interests of the combined interests of RSP Permian, L.L.C., Ted Collins, Jr. and Wallace Family Partnership, LP and (iv) our report, dated September 23, 2013, relating to the estimates of the oil and gas reserves, future production and income attributable to certain leasehold and royalty interests of the combined interests of Ted Collins, Jr. and Wallace Family Partnership, LP. We hereby further consent to the inclusion of each of the aforementioned reports as exhibits to such Registration Statement.

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
November 7, 2013

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  EXHIBIT 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS